Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Keynote Systems, Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-107442, 333-85242, 333-73244, 333-47980, and 333-87791) of Keynote Systems, Inc. of our report dated December 10, 2004, with respect to the consolidated balance sheets of Keynote Systems, Inc. and subsidiaries as of September 30, 2004 and 2003 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended September 30, 2004, and the related financial statement schedule, which report appears in the September 30, 2004 annual report on Form 10-K of Keynote Systems, Inc. and subsidiaries.

Our report refers to the adoption of the provision of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on October 1, 2001.

/s/    KPMG LLP

Mountain View, California

December 10, 2004